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                                                                   EXHIBIT 23(A)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (Form S-4 for the registration of shares related to the merger of Community Bankshares, Inc.) of our report dated January 26, 2001 included in SouthTrust Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN

Birmingham, Alabama
October 17, 2001